UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 3, 2017, Superior Energy Services, Inc. (the “Company”), SESI, L.L.C. (“SESI”), a wholly-owned subsidiary of the Company, and all of the Company’s domestic subsidiaries (other than SESI) that currently guarantee the Company’s revolving credit facility (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) for the sale by SESI of $500,000,000 aggregate principal amount of 7.750% Senior Notes due 2024 (the “Notes”) to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Hancock Investment Services, Inc. (collectively, the “Initial Purchasers”). The Notes are being sold by SESI in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the sale of the Notes is expected to occur on August 17, 2017 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties on the part of the parties. The Purchase Agreement also contains customary indemnification and contribution provisions whereby the Company, SESI and the Subsidiary Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under applicable securities laws.

SESI will pay interest on the Notes semi-annually on March 15 and September 15 of each year, commencing March 15, 2018. The Notes will mature on September 15, 2024. The Notes will be unconditionally guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors.

SESI intends to use the net proceeds of the notes offering, together with cash on hand, to satisfy and discharge the indenture relating to, and redeem, the entire $500.0 million of the outstanding 6.375% Senior Notes due 2019 issued by SESI. Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

In connection with the closing of the transactions contemplated by the Purchase Agreement, on the Closing Date the Company, SESI, the Subsidiary Guarantors and the Initial Purchasers will enter into a registration rights agreement, pursuant to which SESI will agree to offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act or, in certain circumstances, to file a shelf registration statement to register the Notes under the Securities Act.

The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act and applicable securities laws of any other jurisdiction or an available exemption from these registration requirements.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events

On August 3, 2017, the Company issued a press release announcing the offering of $500.0 million of Notes by SESI, L.L.C. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 3, 2017, the Company issued a press release announcing the pricing of the offering by SESI of $500.0 million of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated as of August 3, 2017, by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule 1 thereto.

99.1	Press release by Superior Energy Services, Inc., dated August 3, 2017, announcing the offering by SESI, L.L.C. of $500.0 million of senior unsecured notes.

99.2	Press release by Superior Energy Services, Inc., dated August 3, 2017, announcing the pricing of the offering by SESI, L.L.C. of $500.0 million of senior unsecured notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Chief Financial Officer and Treasurer

Dated: August 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated as of August 3, 2017, by and among SESI, L.L.C., Superior Energy Services, Inc., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule 1 thereto.

99.1	Press release by Superior Energy Services, Inc., dated August 3, 2017, announcing the offering by SESI, L.L.C. of $500.0 million of senior unsecured notes.

99.2	Press release by Superior Energy Services, Inc., dated August 3, 2017, announcing the pricing of the offering by SESI, L.L.C. of $500.0 million of senior unsecured notes